Exhibit 10.1

FIRST AMENDMENT TO STOCK PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO STOCK PURCHASE AND SALE AGREEMENT (this “First Amendment”) is dated as of the 15th day of September, 2022, by and among TLSS Acquisition, Inc., a Delaware corporation (“TA” or the “Buyer”), Transportation and Logistics Systems, Inc., a Nevada corporation (“TLSS”), and Joseph J. Corbisiero (the “Shareholder,” who is the sole shareholder of Freight Connections, Inc., a New Jersey corporation (the “Company”)) and the Company.

W I T N E S S E T H :

WHEREAS, Buyer, Shareholder and the Company entered into that certain Stock Purchase and Sale Agreement having an Effective Date of May 23, 2022 (the “Agreement”) with respect to the purchase by Buyer from the Shareholder of one hundred percent (100%) of the issued and outstanding shares of capital stock of the Company (the “Shares”); and

WHEREAS, the Buyer, Shareholder and the Company desire to amend the terms of the Agreement pursuant to the terms set forth herein.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties intending to be legally bound, hereby agree as follows:

1. The recitations heretofore set forth are true and correct and are incorporated herein by this reference.

2. The Agreement as modified by this First Amendment remains in full force and effect. To the extent of any inconsistency between the terms of this First Amendment and the terms of the Agreement, the terms of this First Amendment shall supersede and control to the extent of such inconsistency. Terms not otherwise defined herein shall have the meaning set forth in the Agreement.

3. In the introductory paragraph to the Agreement, the reference to “Transportation Acquisition, Inc.” shall be deleted and replaced with “TLSS Acquisition, Inc.”.

4. In Section 1.2, entitled “CLOSING”, the phrase “sixty (60) days after the Agreement Date” in the first sentence shall be deleted and replaced with “September 21, 2022”.

5. Section 1.3, entitled “CONSIDERATION”, subsection (a) shall be amended as follows:

(a) “Seven Million (US $7,000,000) Dollars shall be deleted and replaced with “Nine Million Three Hundred and Sixty-Five Thousand (US $9,365,000) Dollars”.

(b) “$1,400,000” shall be deleted and replaced with “$1,873,000”.

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(c) Subsection (a)(i) shall be deleted in its entirety and replaced with the following:

“(i) Buyer will deliver to Shareholder One Million Five Hundred Thousand ($1,500,000) Dollars by wire in immediately available funds, subject to closing cost adjustments and the payoff of the US Small Business Administration (“SBA”) COVID-19 Economic Injury Disaster Loan, loan number 5097027804.”

(d) Subsection (a)(ii) shall be deleted in its entirety and replaced with the following:

“(ii) Buyer will deliver to Shareholder a secured promissory note in the principal amount of Three Million Nine Hundred Thirty-Seven Thousand Four Hundred Twenty Eight and 57/100 ($3,937,428.57) Dollars, which principal amount shall be subject to adjustment based on the determination of the Final EBITDA (the “Note”), the form of which is attached hereto as Exhibit A. In addition, the principal amount of the Note shall be subject to adjustment as follows: (w) the principal amount of the Note shall be increased by the amount of any security deposits under the leases and/or subleases being assigned by operation of law as a result of the transactions contemplated hereby, which shall be consented to by the landlords and sublandlords in accordance with the terms of this Agreement, (x) the principal amount of the Note shall be increased by the amount of cash in the bank accounts of the Company as of March 31, 2022, (y) the principal amount of the Note shall be increased by the prorata portion of any rent payments, vehicle debt payments and insurance payments made for the month of the Closing, for the balance of such month, and (z) the principal amount of the Note shall be decreased by the accrued payroll liability as of March 31, 2022. As a result, the principal amount of the Note is estimated to be $4,544,671.23.”

(e) Subsection (a)(iii) shall be deleted in its entirety and replaced with the following:

“(iii) Buyer shall assume certain debt of the Seller, which is contemplated include all vehicle debt of approximately $341,605.15.”

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(f) Subsection (a)(iv) shall be deleted in its entirety and replaced with the following:

“(iv) The balance of the Purchase Price, in the amount of $3,513,571.43, shall be payable to the Shareholder in the form of TLSS common stock and TLSS Preferred Stock (collectively, the “TLSS Shares”). The TLSS Shares shall have a per share value equal to the average of the closing price for five (5) consecutive trading days ending on the third “Business Day” (as hereinafter defined) before the Closing Date (by way of example, if the Closing Date is a Friday then the per share value shall be the average of the closing prices of the five days ending on the prior Tuesday). The number of shares of common stock of TLSS to be issued shall be no more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of such common stock, and the balance of the shares shall be Series H Convertible Preferred Stock pursuant to a certain Certificate of Designation of Preferences, Rights and Limitations of Series H Preferred Stock, the form of which is attached hereto as Exhibit B (the “Series H COD”);

6. Section 1.3, entitled “CONSIDERATION”, subsection (b) shall be amended by deleting “SEC” in the second to last sentence and replaced with “Securities Act”.

7. Section 1.4, entitled “PURCHASE PRICE ADJUSTMENT”, shall be amended as follows:

(a) Subjection (a) shall be deleted in its entirety and replaced with the following:

“(a)	The Parties agree that, at Closing, the sum of the total consolidated current assets of the Company minus the sum the total consolidated current liabilities of the Company (the “Working Capital”) shall be equal to or greater than the month-end working capital of the Company for month ending March 31, 2022 (the “Target Working Capital”). The determination of Working Capital shall be calculated using the same methodologies, principles and procedures as set forth on Schedule 1.4(a), which shall be prepared and attached hereto no later than the Closing Date and the same shall be a condition of Closing.”

(b) Subsection (d) shall be amended by deleting the last two (2) sentences.

(c) Subsection (e) shall be deleted in its entirety and replaced with the following:

“(e) In the event that there is an Excess Working Capital Amount, the Buyer shall pay to the Shareholder such Excess Working Capital Amount within ten (10) days following final determination. In the event that there is a Shortfall Working Capital Amount, the Shareholder shall pay to the Buyer any additional amounts to cover such deficiency.”

8. Section 1.6, entitled “FINANCING CONTINGENCY”, shall be deleted in its entirety.

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9. Section 2.3, entitled “TLSS SHARES”, shall be amended by adding the following at the end of the second sentence: “and the portion of the TLSS Shares to be issued as preferred stock shall be subject to the terms and conditions set forth in the Series H COD.”

10. Section 5.2, entitled “CLOSING DELIVERIES OF THE COMPANY AND THE SHAREHOLDER”, shall be amended as follows:

(a) Subsection (e) shall be amended by adding the following after the word “Agreement”: “, which may be incorporated into the Corbisiero Employment Agreement”; and

(b) Subsection (g) shall be amended by adding the following after the word “released”: “except with respect to the vehicle debt assumed pursuant to Section 1.3(a)(iii)”.

(c) Subsection (h) shall amended by adding the following: “To the extent any leases or subleases with unrelated third parties as the landlord and/or sublandlord, are assigned by operation of law as a result of the Closing of the transactions contemplated hereby, and in connection therewith the Shareholder is not released from any guarantees of such leases or subleases, then the Buyer hereby agrees to enter into an indemnification agreement to indemnify the Shareholder as guarantor under such leases and/or subleases (the “Indemnification Agreement”). In the event an Indemnification Agreement is applicable, Shareholder shall execute a counterpart signature page to such Indemnification Agreement.”

11. Section 5.3, entitled “CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER AND TLSS” shall be amended by deleting subsection (d) in its entirety and replacing the same with the following: “(d) Intentionally deleted.”.

12. Section 5.4, entitled “CLOSING DELIVERIES OF THE BUYER AND TLSS” shall be amended as follows:

(a) Subsection (c) shall be amended by deleting “if applicable”;

(b) Subsection (d) shall be amended by deleting “if applicable”;

(c) Subsection (e) shall be amended by deleting “and”;

(d) Subsection (f) shall be amended by deleting “.” and replacing the same with “; and”; and

(e) Subsection (g) shall be added as follows: “(g) a counterpart signature page to the Indemnification Agreement.”.

13. Section 6.1, entitled “AFFIRMATIVE COVENANTS” shall be amended by deleting the following in the first sentence of the second paragraph: “including obtaining the Financing required to satisfy the financing condition specified above in Section 5.3(d),”.

14. Section 6.5, entitled “FURTHER ASSURANCES; COOPERATION; NOTIFICATION” shall be amended by deleting the following sentence between subsection (b) and (c): “The Buyer will provide the Shareholder with reasonable updates on the status of obtaining the Financing required to satisfy the financing condition specified above in Section 5.3(d).”.

15. The Schedules referenced in the Agreement are attached hereto and made a part hereof.

16. This First Amendment may be executed in any number of counterparts, each of which, when executed, shall be deemed an original and all of which shall be deemed one and the same instrument. Transmission of signatures electronically via DocuSign (or like service), via facsimile or via an e-mail of a signed .pdf of this First Amendment shall be deemed to be original signatures.

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IN WITNESS WHEREOF, the parties have executed this First Amendment as of the day and year first above written.

BUYER:

TLSS ACQUISITION, INC., a Delaware corporation

By:	/s/ Sebastian Giordano
Name:	Sebastian Giordano
Title:	Chief Executive Officer
Date:	September 15, 2022

TLSS:

TRANSPORTATION AND LOGISTICS
SYSTEMS, INC., a Nevada corporation

By:	/s/ Sebastian Giordano
Name:	Sebastian Giordano
Title:	Chief Executive Officer
Date:	September 15, 2022

COMPANY:

FREIGHT CONNECTIONS, INC., a New
Jersey corporation

By:	/s/ Joseph J. Corbisiero
Name:	Joseph J. Corbisiero
Title:	President
Date:	September 15, 2022

SHAREHOLDER:

/s/ Joseph J. Corbisiero
Name:	Joseph J. Corbisiero
Date:	September 15, 2022

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Exhibit A

SECURED PROMISSORY NOTE

See attached

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Exhibit B

CERTIFICATE OF DESIGNATION OF SERIES H PREFERRED STOCK

See attached

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Schedules

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